                                                                  EXHIBIT (d)(3)


                             STOCKHOLDERS AGREEMENT

         STOCKHOLDERS AGREEMENT, dated as of September 5, 2000, among Unigraphics Solutions Inc., a Delaware corporation ("Parent"), UGS Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and the stockholders named in Exhibit A hereto (each a "Stockholder").

                                    RECITALS

         A. Simultaneously herewith, Parent and Purchaser are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), with Engineering Animation, Inc., a Delaware corporation (the "Company"), which contemplates, among other things, that Purchaser will commence a tender offer (the "Offer") for all of the outstanding shares of common stock, $.0l par value, of the Company ("Company Common Stock") and that Purchaser will merge with the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger").

         B. As of the date hereof, each Stockholder owns (either beneficially or of record) the number of shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A hereto (all such shares owned by the Stockholders and any shares of Company Common Stock hereafter acquired by any Stockholder prior to the termination of this Agreement, the "Shares").

         C. As a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, Parent and Purchaser have requested that each Stockholder agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement.

         Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                VOTING AGREEMENT

Section 1.1.      Voting Agreement

         Each Stockholder hereby agrees that, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the holders of shares of Company Common Stock, each such Stockholder shall vote his or her Shares (a) in favor of the approval and adoption of the Merger Agreement, the Merger and all the transactions contemplated by the


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Merger Agreement and this Agreement and any other actions required in furtherance thereof and hereof and (b) against any Company Takeover Proposal and any actions in furtherance thereof.

Section 1.2.       Irrevocable Proxy

         Each Stockholder hereby irrevocably constitutes and appoints Anthony J. Affuso, Douglas E. Barnett and J. Randall Walti, and each or any of them, as his or her attorney and proxy pursuant to the provisions of Section 212(c) of the Delaware General Corporation Law ("DGCL"), with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares which such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on, and only on, the matters described in Section 1.1 hereof and to execute and deliver any and all consents, instruments or other agreements or documents in order to take any and all such actions in connection with or in furtherance of the obligations of such Stockholder set forth in this Agreement and each of the transactions contemplated by this Agreement or the Merger Agreement. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE, SUBJECT TO SECTION 4.4, AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to such Stockholder's Shares that it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of a Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder.

                                   ARTICLE II
                               AGREEMENT TO TENDER

Section 2.1       Agreement to Tender

         Each Stockholder hereby agrees that, if Purchaser commences the Offer, such Stockholder will validly tender, or cause to be validly tendered, all of the Shares then beneficially owned by such Stockholder to Purchaser as soon as practicable (and in any event within five business days) after the commencement of the Offer in accordance with the terms and conditions of the Offer. Each Stockholder further agrees that it will not withdraw such tendered Shares unless the Offer is terminated by Purchaser. Each Stockholder will be entitled, upon consummation of the Offer, subject to and in accordance with the Offer's terms and conditions, to receive an amount equal to the Offer Price with respect to the tendered Shares. Each Stockholder hereby agrees to permit Purchaser to publish and disclose in the Offer Documents and, if Company Stockholder Approval is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC), their respective identity and ownership of Company Common Stock and the nature of their respective commitments, arrangements and understandings under this Agreement.



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                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

Section 3.1       Representations and Warranties of the Stockholder

         Each Stockholder represents and warrants to Parent as follows:

         (a) Such Stockholder has all requisite power, authority and legal capacity to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming its due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

         (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not,
(i) conflict with or violate any statutes, laws, ordinances, rules or regulations or (ii) conflict with or violate any contract or other instrument to which the Stockholder is a party or by which such Stockholder is bound, including, without limitation, any voting agreement, stockholders agreement or voting trust.

         (c) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require such Stockholder to obtain any consent, approval, order, authorization or permit of, or to make any filing with or notification to, any Governmental Authority or any other person, except as may be required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the HSR Act and any comparable laws in non-U.S. jurisdictions.

         (d) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Authority that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder, and there is no judgment, decree, injunction, rule, order or writ of any Governmental Authority to which such Stockholder is or its assets are subject that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder.

         (e) Each Stockholder owns beneficially and of record the shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A hereto (with respect to such Stockholder, the "Existing Shares"). The Existing Shares constitute all the shares of Company Common Stock owned beneficially and of record by such Stockholder. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and all other stockholder rights with respect to all of its Existing Shares, with no restrictions, other than restrictions on disposition pursuant to applicable securities laws, on such Stockholder's rights of voting or disposition pertaining thereto. Such Stockholder has good and valid title to all Existing Shares, free and clear of all Liens (other than any Liens created hereby) and, when delivered by such Stockholder to Parent or Purchaser in accordance with the Offer,



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good, marketable and valid title in and to such Existing Shares will be transferred to Parent or Purchaser, as the case may be, free and clear of all Liens.

Section 3.2       Survival

         Notwithstanding anything otherwise provided for herein, each Stockholder's representations and warranties contained in this Section 3 shall be true and correct as of the date Purchaser accepts such Stockholder's Shares for payment pursuant to the terms of the Offer.

                                   ARTICLE IV
                          COVENANTS OF THE STOCKHOLDER

Section 4.1       "No Shop" Provision

         Each Stockholder shall immediately cease any discussions or negotiations relating to a Company Takeover Proposal, other than with respect to the Transactions, with any parties conducted heretofore. Each Stockholder will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest or the making of any proposal which constitutes a Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal. Anything in this
Section 4.1 to the contrary notwithstanding, nothing in this Section 4.1 shall limit in any way a Stockholder who is a director or officer of the Company from exercising any of his rights or performing any of his duties as a director or officer of the Company.

Section 4.2       Restriction on Transfer

         Until and unless this Agreement has been terminated, each Stockholder shall not, except as expressly provided for in this Agreement, (a) sell, exchange, pledge, encumber or otherwise transfer or dispose of, or agree to sell, exchange, pledge, encumber or otherwise transfer or dispose of, any of its Shares (which for avoidance of doubt shall not include any option to purchase Company Common Stock exercisable for Shares pursuant to the terms of such option), or any interest therein, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto, or (c) enter into any agreement, arrangement, understanding, or undertaking to do any of the foregoing.

Section 4.3       Waiver of Appraisal Rights

         Each Stockholder hereby waives any appraisal or other rights to dissent from the Merger that such Stockholder may have.

Section 4.4       Termination

         The covenants and agreements contained herein with respect to the Shares shall terminate upon the termination of the Merger Agreement in accordance with its terms.





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                                    ARTICLE V
                                   DEFINITIONS

Section 5.1       Definitions

         For the purpose of this Agreement, "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing, subject to any fiduciary duty in the case of securities not held of record.

                                   ARTICLE VI
                                  MISCELLANEOUS

Section 6.1       Severability

         If any term or other provision of this Agreement is or is deemed to be invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

Section 6.2       Entire Agreement

         This Agreement constitutes the entire understanding between Parent, Purchaser and each Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Parent, Purchaser and each Stockholder with respect to the subject matter hereof.

Section 6.3       Counterparts

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.



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Section 6.4       Assignment

         This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that Parent may assign its rights hereunder to any direct or indirect wholly owned subsidiary of Parent.

Section 6.5       Amendments

         This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 6.6       Notices

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery in person, facsimile transmission, registered or certified mail (postage prepaid, return receipt requested), or courier service providing proof of delivery to the respective parties at the following addresses (or to such other address for a party as shall be specified in a notice given in accordance with this Section 6.6).

         (a)      if to Parent or Purchaser, to:

                           Unigraphics Solutions Inc.
                           13736 Riverport Drive
                           Maryland Heights, MO 63043
                           Telecopy No.: (314) 344-2677
                           Attention:       J. Randall Walti

                  with copies to:

                           Bryan Cave LLP
                           700 13th Street, N.W.
                           Washington, DC 20005
                           Telecopy No.:  (202) 508-6200
                           Attention:       William F. Bavinger

         (b)      if to the Company, to

                           Engineering Animation, Inc.
                           2321 North Loop Drive
                           Ames, IA 50010
                           Telecopy No.: (515) 296-6941
                           Attention:  Jamie A. Wade


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                  with copies to:

                           Gardner, Carton & Douglas
                           321 North Clark Street, Suite 3400
                           Chicago, IL  60610
                           Telecopy No.:  (312) 644-3381
                           Attention:       George C. McKann

Section 6.7       No Third Party Beneficiaries

         This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity not a party hereto.

Section 6.8       Specific Performance

         Each of the parties hereto acknowledges that a breach by it of any agreement contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

Section 6.9       Remedies Cumulative

         All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

Section 6.10      No Waiver

         The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

Section 6.11      Governing Law and Jurisdiction

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided,



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however, that such consent to jurisdiction is solely for the purpose referred to in this Section 6.11 and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

Section 6.12      Waiver of Jury Trial

         EACH OF PARENT, PURCHASER AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, PURCHASER OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 6.13      Headings

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  [Remainder of page intentionally left blank.]



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         IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be duly executed as of the date first written above.


                                    UNIGRAPHICS SOLUTIONS INC.:


                                    By: /s/ Douglas E. Barnett
                                        ----------------------------------------
                                    Name: Douglas E. Barnett
                                          --------------------------------------
                                    Title: Chief Financial Officer
                                           -------------------------------------


                                    UGS ACQUISITION CORPORATION:


                                    By: /s/ Douglas E. Barnett
                                        ----------------------------------------
                                    Name: Douglas E. Barnett
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------


                                    STOCKHOLDERS:


                                    /s/ Matthew M. Rizai
                                    --------------------------------------------
                                    Matthew M. Rizai


                                    /s/ Martin J. Vanderploeg
                                    --------------------------------------------
                                    Martin J. Vanderploeg


                                    /s/ Jeffrey D. Trom
                                    --------------------------------------------
                                    Jeffrey D. Trom




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                             Stockholder's Agreement
                                    Exhibit A


Name                                                    Shares
----                                                    ------
Matthew M. Rizai                                        467,639
Martin J. Vanderploeg                                   378,026
Jeffrey D. Trom                                         465,957
